EXHIBIT 1.1

Protective Life Corporation

(a Delaware corporation)

$150,000,000

6.00% Subordinated Debentures due 2042

Purchase Agreement

August 15, 2012

Wells Fargo Securities, LLC

301 S. College Street, 6th Floor
Charlotte, NC 28202

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park

New York, NY 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

As representatives of the several Underwriters
named in Schedule I(a) hereto (the “Representatives”)

Ladies and Gentlemen:

Protective Life Corporation, a Delaware corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA”) and Barclays Capital Inc. (“Barclays”) and each of the other Underwriters named in Schedule I(a) hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells, BofA and Barclays are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters named in Schedule I(a), acting severally and not jointly, of an aggregate of $150,000,000 principal amount of the 6.00% subordinated debentures due 2042 (the “Debentures”).  The $150,000,000 aggregate principal amount of the Debentures to be sold to the Underwriters is herein called the “Securities.”

1.                                      The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and the Applicable Time referred to in Section 1(d) hereof, that:

(a)                                 An automatic shelf registration statement on Form S-3 (File No. 333-175224) (the “Initial Registration Statement”) in respect of the Securities has been filed with the

Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(e) of the rules and regulations of the Commission; the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, delivered to you for each of the other Underwriters, have become effective or been declared effective by the Commission, as the case may be, in such form; no other document with respect to the Initial Registration Statement has heretofore been filed, or transmitted for filing, by the Company with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”) (the “1933 Act Regulations”) or any Issuer Free Writing Prospectuses filed pursuant Rule 433(d) of the 1933 Act Regulations, each in the form heretofore delivered to the Representatives); no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to our knowledge, threatened by the Commission; and no order from the Commission preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been received by the Company (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto (but excluding Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is

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exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 (i) At the time of filing the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act rules and regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.  At the time of filing the Initial Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405;

(c)                                  The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(d)                                 For the purposes of this Agreement, the “Applicable Time” is 6:40 p.m. (Eastern time) on the date of this Agreement; (i) the Basic Prospectus as supplemented by the Preliminary Prospectus and any other preliminary prospectus prepared and filed pursuant to Section 5(a) hereof (including any preliminary prospectus supplement) relating to the Securities, including the documents incorporated by reference in any of such documents, filed with the Commission pursuant to Rule 424(b) under the Act and as supplemented by the final term sheet and the Exhibit 12.1 (as defined in Section 5(a) hereof) prepared and filed pursuant to Section 5(a) hereof and (ii) any Issuer Free Writing Prospectus included on Schedule I(c), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in

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conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which the parties hereto agree shall consist solely of the material referred to in Section 9(b) hereof;

(e)                                  The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which the parties hereto agree shall consist solely of the material referred to in Section 9(b) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f)                                   The Company met, at the time of effectiveness of the Registration Statement, and will meet, as of the Applicable Time, the requirements for use of Form S-3 under the Act.  The Registration Statement and the Preliminary Prospectus conform, and the Prospectus, any Issuer Free Writing Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which the parties hereto agree shall consist solely of the material referred to in Section 9(b) hereof;

(g)                                  The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting

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principles (“GAAP”) applied on a consistent basis throughout the periods involved and conform in all material respects with the rules and regulations of the Commission. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial information and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Since the respective dates as of which information is provided in the Pricing Prospectus, there has not been (i) any material change in the capital stock of the Company or any of its subsidiaries (including the declaration or payment of any dividend or distribution on the Company’s capital stock other than ordinary and customary dividends), provided that a change of less than $10.0 million will not be deemed material, (ii) any material increase in the long-term debt of the Company or any of its subsidiaries, provided that a change of less than $10.0 million will not be deemed material, (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or (iv) any reduction in the statutory capital or surplus of the Company’s subsidiaries engaged in the business of insurance (each an “Insurance Subsidiary,” and collectively, the “Insurance Subsidiaries”), taken as a whole in excess of $50.0 million, other than (A) any reduction in the statutory capital or surplus resulting from a fluctuation in the value of the assets and liabilities associated with the Company’s Market Value Adjusted Annuities for which there has not been any material reduction in the statutory capital or surplus, provided that a reduction of less than $50.0 million will not be deemed material, and (B) any reduction in the statutory capital or surplus resulting from a fluctuation in the value of the assets and liabilities associated with the Company’s hedging program related to the Company’s variable annuities, in each case otherwise than as set forth or contemplated in the Pricing Prospectus or the Prospectus;

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction;

(i)                                     Each of Protective Life Insurance Company (“Protective Life”) and West Coast Life Insurance Company (“West Coast”) (each a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, in any case where it could be reasonably expected that such failure to be so qualified would have a material adverse

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effect on the business, financial position or results of operations of the Company and its subsidiaries considered as a whole; no subsidiary of the Company other than the Material Subsidiaries is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the 1933 Act Regulations;

(j)                                    Each Material Subsidiary is duly organized and licensed as an insurance company in its state of incorporation and each Material Subsidiary is duly licensed or authorized as an insurer or otherwise in each other jurisdiction where it is required to be so licensed or authorized with corporate power to conduct its business as described in the Pricing Prospectus and the Prospectus, except for any such jurisdiction in which the failure to be so licensed or authorized would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, considered as a whole; and except as otherwise specifically described in the Pricing Prospectus, neither the Company nor any Material Subsidiary has received any notification from any insurance or other regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance or other regulatory authority is needed to be obtained by either of the Company or any Material Subsidiary in any case where it could be reasonably expected that the failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, considered as a whole;

(k)                                 The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non assessable, and conform in all material respects to the description thereof contained or incorporated by reference in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each of the Material Subsidiaries have been duly and validly authorized and issued, are fully paid and non assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any perfected security interests and, to the Company’s best knowledge, any other security interests, claims, liens or encumbrances;

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company. The Securities have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the subordinated indenture dated as of June 1, 1994 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to AmSouth Bank, N.A.), as successor trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 10 in respect of the Securities (the “Supplemental Indenture No. 10”) to be dated as of August 20, 2012 between the Company and the Trustee (the Supplemental Indenture No. 10 collectively with the Base Indenture, the “Indenture”), under which they are to be issued, which Base Indenture is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and the Base Indenture constitutes, and the Indenture will constitute at the Closing Time (as defined in Section 4(a) hereof), a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency,

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reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture and Securities will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(m)                             The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets of the Company or any Material Subsidiary is subject, except, in all such cases, for such conflicts, breaches, violations, defaults or Repayment Events as would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities or the application of the proceeds therefrom or (ii) result in any violation of the provisions of (A) the Certificate of Incorporation or By-laws of the Company or any Material Subsidiary or (B) any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties; provided, however, that in the case of clause (B) of this paragraph, this representation and warranty shall not extend to such violations as would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities or the application of the proceeds therefrom; provided, further, that insofar as this representation and warranty relates to the performance by the Company of its obligations under this Agreement or the Indenture relating to the Securities, such performance is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and provided further that no representation or warranty is made with respect to the enforceability of Section 9 hereof; and no consent, approval, authorization, order, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Material Subsidiary is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Closing Time, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Securities by the Underwriters and except those which, if not obtained, will not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities or the application of the proceeds therefrom.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Material Subsidiary;

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(n)                                 Other than as set forth or contemplated in the Pricing Disclosure Package, there are no actions, suits or proceedings before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position, stockholders’ equity, total surplus or results of operations of the Company and its subsidiaries taken as a whole;

(o)                                 The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of the Debentures,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate and complete in all material respects.  The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to constitute a summary of the terms of this Agreement, are accurate and complete in all material respects; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Pricing Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 9(b) hereof;

(p)                                 Neither the Company nor any Material Subsidiary is and, upon the issuance and sale of the Securities and the application of the net proceeds therefrom, neither the Company nor any Material Subsidiary will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)                                 PricewaterhouseCoopers LLP, who certified certain financial statements and supporting schedules of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)                                   To the Company’s knowledge, there are no contracts or documents which are required to be described in the Pricing Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

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(t)                                    Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)                                 The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v)                                 Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries taken as a whole or an adverse effect on the offering, servicing or payment of the obligations evidenced by the Securities or the application of the proceeds therefrom.  None of the Company or any of its Material Subsidiaries is in violation of any insurance law, rule or regulation to which it or its property is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

(w)                               Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(x)                                 The Company and its Material Subsidiaries have good and marketable title to all real property owned by the Company and its Material Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Pricing Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Material Subsidiaries; and all of the leases and subleases material to the business of the Company and its Material Subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Material Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or

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questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

(y)                                 Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith;

(z)                                  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, except to the extent any such non-compliance would not have a material adverse effect on the Company, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(aa)                          Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(bb)                          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(cc)                            The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities;

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(dd)                          The Company has no knowledge of any threatened or pending downgrading of any of its or its Material Subsidiaries’ claims-paying ability rating by Moody’s Investors Service, Standard & Poor’s Rating Service, a Division of The McGraw-Hill Companies, Inc., or A.M. Best Company, Inc., the only “nationally recognized statistical rating organizations,” as such term is defined in Section 3(a)(62) of the Exchange Act, which currently rate the claims-paying ability of the Company or any of its Material Subsidiaries;

(ee)                            Except as disclosed in the Pricing Prospectus and the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company or any of its Material Subsidiaries has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements presently intends not to perform, or presently is unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

(ff)                              The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.                                      On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters identified on Schedule I(a), severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter on Schedule I(a) hereto under the column “Principal Amount of Securities to be Purchased” at a purchase price of $24.2125 per Debenture, plus accrued interest, if any, from August 20, 2012, and any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

3.                                      Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to DTC or its designated custodian, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC.  The Company will cause copies of the certificates representing the Securities to be made available to

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the Representatives for checking at least twenty-four hours prior to the Closing Time (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on August 20, 2012 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Closing Time.”

(b)                                 The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Cravath, Swaine & Moore, LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Closing Time.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the business day next preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare a preliminary prospectus supplement relating to the Securities in a form approved by you and file such preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Act; to prepare a Current Report on Form 8-K in a form approved by you and to file Exhibit 12.1 of such Current Report (the “Exhibit 12.1”) with the Commission prior to the Applicable Time; to prepare the Prospectus containing the information required pursuant to Rule 430B of the Act in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B of the Act); to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Time which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file a term sheet containing solely a description of the Securities, in substantially the form set forth in Schedule I(b) and approved by the Representatives, with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule and to file promptly any other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or

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threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Initial Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act rules and regulations (the “Exchange Act Regulations”) within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object;

(c)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such states and other jurisdictions (domestic and foreign) as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states and jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further that in connection therewith the Company shall not be required to qualify the Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the initial time of issue of the Prospectus;

(d)                                 The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Initial Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Initial Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Initial Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

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(e)                                  Prior to 10:00 a.m., New York City time, on the second business day following the date of this Agreement to furnish the Underwriters with electronic copies, and from time to time after such business day with written and electronic copies, of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Trust Indenture Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)                                   To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                                  The Company will comply with the Act and the 1933 Act Regulations, the Trust Indenture Act and the rules and regulations thereunder, and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or to amend or supplement the Prospectus in order to comply with the requirements of the Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or

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omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Pricing Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if requested by the Representatives, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and furnish to each Underwriter without charge an Issuer Free Writing Prospectus or other document with such amendment or supplement;

(h)                                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)                                     To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(j)                                    During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder or unless it has obtained the prior written consent of the Representatives, of any securities of the Company that are substantially similar to the Securities;

(k)                                 The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations; and

(l)                                     The Company will use its commercially reasonable efforts to effect the listing of the Securities sold at the Closing Time on the New York Stock Exchange within 30 days of such Closing Time.

6.                                      The Company agrees with each of the Underwriters that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Representatives that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representatives, it

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has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet, in substantially the form set forth in Schedule I(b), that is prepared and filed pursuant to Section 5(a) hereof or, with respect to each of the Underwriters, one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of the Securities containing substantially all of the information set forth in Schedule I(b).  Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) the Company has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s), and insurance securities laws; (iv) any fees charged by securities rating services (including, without limitation, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, A.M. Best Company, Inc. and Fitch Inc.) for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of sale of the Securities (other than any filing fees to the extent that such fees are related to both the role of the Representatives as Underwriters and the circumstances described in the Prospectus under the caption “Underwriting (Conflicts of Interest)”);  (vi) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any reviews by any state insurance agency or the National Association of Insurance Commissioners of the terms of the sale of the Securities; (vii) the cost of preparing certificates for the Securities; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in

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connection with the Indenture and the Securities; (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                      The several obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The final term sheet described in Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.  A prospectus containing the information required pursuant to Rule 430B of the Act shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and/or letter or letters, dated the Closing Time, in form and substance reasonably acceptable to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)                                  Deborah J. Long, Esq., Executive Vice President and General Counsel of the Company, or any successor having substantially equivalent responsibilities with the Company, shall have furnished to you such counsel’s written opinion, dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in Exhibit A hereto.

(d)                                 Nancy Kane, Esq., Senior Associate Counsel of the Company, or any successor having substantially equivalent responsibilities with the Company, shall have

17

furnished to you such counsel’s written opinion, dated the Closing Time, in form and substance satisfactory to you, to the effect set forth in Exhibit B hereto.

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement; at 9:30 a.m. New York City time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement; and also at the Closing Time, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Closing Time is attached as Annex I(b) hereto).

(f)                                   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or short term or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries or reduction in the statutory capital or surplus of the Insurance Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(g)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s or any Material Subsidiary’s financial strength or (to the extent it is rated) claims-paying ability by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or shall have given notice of any intended or potential downgrading or any review for a possible downgrade of, its rating of any of the Company’s debt securities or the Company’s or any Material Subsidiary’s financial strength or (to the extent it is rated) claims-paying ability.

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any

18

change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clauses (iv) or (v) in your judgment is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(i)                                     The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second business day following the date of this Agreement.

(j)                                    The Company shall have furnished or caused to be furnished to you at the Closing Time certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

(k)                                 At the date of this Agreement and at the Closing Time, the Representatives shall have received a certificate or certificates from the Chief Financial Officer of the Company or the Chief Accounting Officer of the Company substantially in the form of Exhibit C hereto.

(l)                                     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 1, 9 and 10 shall survive any such termination and remain in full force and effect.

9.                                      (a)  The Company will indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Covered Party”) against any and all losses, claims, damages, expenses or liabilities, joint or several, to which such Covered Party may become subject, under the Act or otherwise, including, subject to subsection (c) below, any amounts paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Covered Party for any legal or other expenses reasonably incurred by such Covered Party in connection with investigating, preparing or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss,

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claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, which the parties hereto agree shall consist solely of the material referred to in Section 9(b) hereof.

(b)           Each Underwriter will indemnify and hold harmless the Company against any and all losses, claims, damages, expenses or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  The parties acknowledge and agree that, for purposes of Sections 1(d), 1(o), and 9 hereof, the information provided by or on behalf of any Underwriter to the Company for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-IFWP Road Show consists solely of the following material included under the caption “Underwriting (Conflicts of Interest)” in such documents: (i) the names in the first column “Underwriters” under the heading “Underwriting (Conflicts of Interest)” in the table in the first paragraph; (ii) the first and third paragraphs (including the table in the first paragraph) under the subcaption “Underwriting Discount”; (iii) the first paragraph and (except to the extent any statement is in relation to the Company) the second paragraph under the subcaption “ Price Stabilization and Short Positions” and (iv) the second paragraph under the subcaption “Other Relationships.”

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with

20

counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (except for any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable for any reason to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to

21

contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f)            For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10.          (a)           If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase at the Closing Time hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of twenty-four hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in

22

subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities to be purchased at the Closing Time, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase at the Closing Time hereunder and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at the Closing Time, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, NC 28202, fax no.: (704) 383-9165, attention: Transaction Management; Barclays

23

Capital Inc., 745 Seventh Avenue, New York, NY 10019, fax no. (646) 834-8133, attention: Syndicate Registration; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, fax no.: (704) 264-2522 and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, each Covered Party and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

19.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24

20.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.          Notwithstanding anything herein to the contrary, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

25

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Protective Life Corporation

By:	/s/ Richard J. Bielen
	Name:	Richard J. Bielen
	Title:	Vice Chairman and
Chief Financial Officer

Accepted as of the date hereof:

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.

On behalf of themselves and as representatives of
the several Underwriters named in Schedule I(a) hereto

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Teresa A. Radzinski
Name: Teresa A. Radzinski
Title: Managing Director

By:	Barclays Capital Inc.

By:	/s/ Travis H. Barnes
Name: Travis H. Barnes
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I(a)

Underwriter	Principal Amount of Securities to be Purchased
Wells Fargo Securities, LLC	$40,725,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$40,725,000
Barclays Capital Inc.	$20,400,000
Fifth Third Securities, Inc.	$6,375,000
PNC Capital Markets, LLC	$6,375,000
U.S. Bancorp Investments, Inc.	$6,375,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$3,375,000
KeyBanc Capital Markets Inc.	$3,375,000
ProEquities, Inc.	$3,375,000
Raymond James & Associates, Inc.	$3,375,000
RBC Capital Markets, LLC	$3,375,000
Synovus Securities, Inc.	$3,375,000
The Williams Capital Group, L.P.	$3,375,000
Ameriprise Financial Services, Inc.	$900,000
HRC Investment	$900,000
Janney Montgomery Scott LLC	$900,000
Oppenheimer & Co. Inc.	$900,000
Sterne, Agee & Leach, Inc.	$900,000
Robert W. Baird & Co. Incorporated	$900,000
Total	$150,000,000

Sch.I(a)-1

SCHEDULE I(b)

Final Term Sheet

See Final Term Sheet attached hereto.

Filed Pursuant to Rule 433
Dated August 15, 2012
Registration Statement No. 333-175224

$150 MILLION 6.00% SUBORDINATED DEBENTURES DUE 2042

Issuer:	Protective Life Corporation

Security Type:	Subordinated Unsecured Fixed Rate Debentures

Offering Format:	SEC Registered

Principal Amount:	$150,000,000

Overallotment Option:	None

Public Offering Price:	$25.00

Underwriting Discount:	$0.7875

Proceeds to Issuer (before expenses):	$145,275,000

Trade Date:	August 15, 2012

Settlement Date:	August 20, 2012 (T + 3)

Maturity Date:	September 1, 2042

Denominations:	$25 each and integral multiples of $25 in excess thereof

Coupon:	6.00%

Interest Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2012

Optional Redemption:

Redeemable in whole at any time or in part from time to time on or after August 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption

Redemption after the Occurrence of a Tax Event:

Redeemable in whole, but not in part, at any time prior to August 15, 2017, within 90 days of the occurrence of a ‘‘tax event’’ at a redemption price equal to $26 per $25 in principal amount of Debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption

CUSIP / ISIN:	743674 707 / US7436747072

Joint Book-Running Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Sr. Co-Managers:	Fifth Third Securities, Inc. PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets,
a division of Scott & Stringfellow, LLC

KeyBanc Capital Markets Inc.
ProEquities, Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Synovus Securities, Inc.
The Williams Capital Group, L.P.

Other Relationships:

In addition to the information provided in Protective’s preliminary prospectus supplement, affiliates of Fifth Third Securities, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., BB&T Capital Markets, KeyBanc Capital Markets Inc. and Synovus Securities, Inc. are lenders under Protective’s revolving credit facility.

Protective expects to receive approximately $144,825,000 in net proceeds from the sale of the Debentures, after deducting the underwriting discount and estimated offering expenses payable by Protective.

Protective intends to use the net proceeds from this offering to redeem the remaining $125 million in aggregate principal amount outstanding of Protective’s remaining 7.25% Capital Securities due 2066, and the remainder of the net proceeds for general working capital purposes.

At June 30, 2012, Protective’s indebtedness totaled approximately $2.03 billion, and after giving effect to this offering and the use of proceeds as described and based on the assumptions set forth under “Use of Proceeds” in the preliminary prospectus supplement, will total approximately

$2.05 billion (on a carrying value basis), of which $1.51 billion will rank senior to the Debentures.

Other financial information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC, toll-free at (800) 326-5897, Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll-free at (800) 294-1322 or Barclays Capital Inc., toll-free at (888) 603-5847.

SCHEDULE I(c)

Issuer Free Writing Prospectus

None.

Sch.I(c)-1

SCHEDULE II

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)                                 Additional Documents Incorporated by Reference:

Exhibit 12 to the Company’s Current Report on Form 8-K filed with the Commission on August 15, 2012.

Sch.II-1

EXHIBIT A

FORM OF OPINION ON DEBORAH J. LONG, ESQ.

August [    ], 2012

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

As representatives of the several Underwriters

Named in Schedule I(a) to the Purchase Agreement

(the “Representatives”)

c/o Wells Fargo Securities, LLC

301 S. College Street, 6th Floor

Charlotte, NC 28202

Attention: Transaction Management

Re:                             Protective Life Corporation

[$                      ] principal amount, [  .    %] Subordinated Debentures due August [    ], 2042

Ladies and Gentlemen:

I am Executive Vice President, Secretary and General Counsel of Protective Life Corporation, a Delaware corporation (the “Company”), and as such I am delivering this opinion in connection with the several purchases today by you and the other Underwriters named in Schedule I(a) to the Purchase Agreement, dated August [    ], 2012 (the “Purchase Agreement”), between the Company and you, as representatives of the several Underwriters named therein (the “Underwriters”), of [$                      ] aggregate principal amount of [  .    %] Subordinated Debentures due August [    ], 2042 (the “Debentures”) issued by the Company pursuant to the Subordinated Indenture, dated as of June 1, 1994 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 10, dated as of August [    ], 2012 (“Supplemental Indenture No. 10”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor indenture trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In so acting, I or others under my supervision in whom I have confidence have examined (a) the registration statement on Form S-3 (File No. 333-175224), as amended or supplemented, including the Incorporated Documents (as defined below) and the information deemed to be part of the registration statement pursuant to Rule 430B (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the prospectus, dated June 29, 2011 (the “Base Prospectus”), (c) the preliminary prospectus supplement dated August [    ], 2012 (together with the Base Prospectus and the Incorporated Documents (as defined below), the “Preliminary Prospectus”) relating to the offering of the Debentures in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, (d) the final

Ex. A-1

prospectus supplement, dated August [    ], 2012 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents (as defined below), the “Prospectus”) relating to the offering of the Debentures in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, (e) the Base Indenture, as supplemented by Supplemental Indenture No. 10 (together, the “Indenture”), (f) the Debentures issued pursuant to the Indenture, (g) the documents listed in Schedule A (the “Incorporated Documents”), (h) the Pricing Disclosure Package (as defined in the Purchase Agreement and hereinafter referred to as the “Pricing Disclosure Package”), and (i) such other corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

I am of the following opinion:

I.                                        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

II.                                   The documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time (other than the financial statements and related notes, the financial statement schedules and other financial data included or incorporated by reference therein as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when such documents become effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

III.                              The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

IV.                               Each subsidiary of Protective Life Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of

Ex. A-2

property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Debentures; except as otherwise disclosed in the Pricing Prospectus or as would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole and would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Debentures, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to my knowledge, none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary except where such violation would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Debentures.

V.                                    The issue and sale of the Debentures and the compliance by the Company with all of the provisions of the Debentures, the Indenture and the Purchase Agreement (including the consummation of the transactions therein contemplated and the use of the proceeds from the sale of the Debentures as described in the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with all of its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in all such cases, for such conflicts, breaches, violations, defaults, Repayment Events, liens, charges or encumbrances as would not reasonably be expected to have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the issuance or sale of the Debentures or the application of the proceeds therefrom, or (ii) result in any violation of the provisions of (A) the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or (B) any statute known to me to be applicable to the Company or any of its subsidiaries or any of their respective properties, or any order, rule or regulation known to me of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, with respect to clause (B) of this paragraph (V), such violations as would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the

Ex. A-3

Debentures or the application of the proceeds therefrom; and except that for purposes of this paragraph (V) I do not express any opinion as to any violation of any federal or state securities laws or Blue Sky or insurance securities laws; provided further, that insofar as performance by the Company of its obligations under the Indenture and the Purchase Agreement is concerned, I do not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and as to general equity principles.

VI.                               No consent, approval, authorization, order, registration or qualification of or with any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries is required for the issue and sale of the Debentures or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Debentures or the Indenture, except such as have been, or will have been obtained under the Securities Act, the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Debentures by the Underwriters, and except those which, if not obtained, would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole.

VII.                          There are no actions, suits or proceedings before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to my knowledge, threatened, to which the Company or any of its subsidiaries is the subject of a character required under the Federal securities laws to be disclosed in the Registration Statement or Prospectus which are not adequately disclosed in the Registration Statement or Prospectus.

VIII.                     All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement or to the documents incorporated by reference to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

Except as specifically noted above, I have not myself checked the accuracy or completeness of or otherwise independently verified, and am not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto. However, in the course of my review and discussion of the contents of the Registration Statement, the Base Prospectus, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto with certain officers and employees of the Company and its independent accountants, but without independent check or verification, nothing has come to my attention that would cause me to believe that:

Ex. A-4

(i)                                     any part of the Registration Statement, at the time such Registration Statement or any such amendment or supplement became effective, or any amendment or supplement thereto made prior to the Closing Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)                                  the Pricing Disclosure Package as of the Applicable Time (as defined in the Purchase Agreement) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)                               the Prospectus, as of the date of the Prospectus or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

I do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture.

I am admitted to the Bar of the State of Alabama only and the foregoing opinion is limited to the Federal laws of the United States, the laws of the State of Alabama and the General Corporation Law of the State of Delaware and I am expressing no opinion as to the laws of any other jurisdiction.

Very truly yours,

Deborah J. Long

Ex. A-5

Schedule A to Opinion of Deborah J. Long, Esq.

1)              The Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

2)              The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012; and

3)              The Company’s Current Reports on Form 8-K filed with the Commission on May 14, 2012, May 15, 2012 (excluding the information furnished under Item 7.01), May 18, 2012, May 22, 2012, May 31, 2012, July 23, 2012, and August 15, 2012 (excluding the information furnished under Item 7.01).

Ex. A-6

EXHIBIT B

FORM OF OPINION OF NANCY KANE, ESQ.

August [    ], 2012

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

As representatives of the several Underwriters

Named in Schedule I(a) to the Purchase Agreement

(the “Representatives”)

c/o Wells Fargo Securities, LLC

301 S. College Street, 6th Floor

Charlotte, NC 28202

Attention: Transaction Management

Re:                               Protective Life Corporation

[$                      ] principal amount, [  .    %] Subordinated Debentures due August [    ], 2042

Ladies and Gentlemen:

I am Senior Vice President and Senior Associate Counsel of Protective Life Corporation, a Delaware corporation (the “Company”), and as such I am delivering this opinion in connection with the issuance and sale by the Company of its [  .    %] Subordinated Debentures due August [    ], 2042 in the aggregate principal amount of [$                      ] (the “Debentures”) and pursuant to the Purchase Agreement, dated August [    ], 2012 (the “Purchase Agreement”), between the Company and you, as representatives of the several Underwriters named in Schedule I(a) therein (the “Underwriters”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

I have examined (a) the registration statement on Form S-3 (Registration No. 333-175224), as amended or supplemented, including the Incorporated Documents (as defined below) and the information deemed to be part of the registration statement pursuant to Rule 430B (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (b) the prospectus, dated June 29, 2011, which forms a part of and is included in the Registration Statement (the “Base Prospectus”), (c) the preliminary prospectus supplement dated August [    ], 2012 (together with the Base Prospectus and the Incorporated Documents (as defined below), the “Preliminary Prospectus”) relating to the offering of the Debentures in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, (d) the final prospectus supplement dated August [    ], 2012 (the “Prospectus Supplement” and, together with the Base

Ex. B-1

Prospectus and the Incorporated Documents (as defined below), the “Prospectus”) relating to the Debentures, (e) the documents listed in Schedule A (the “Incorporated Documents”), (f) the Pricing Disclosure Package (as defined in the Purchase Agreement and hereinafter referred to as the “Pricing Disclosure Package”), (g) the Subordinated Indenture, dated as of June 1, 1994 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (as successor to The Bank of New York) (the “Trustee”), (h) Supplemental Indenture No. 10, dated as of August [    ], 2012, between the Company and the Trustee (“Supplemental Indenture No. 10” and, together with the Base Indenture, the “Indenture”), and (i) the Debentures to be issued pursuant to the Indenture.

Subject to the qualifications, assumptions and limitations set forth herein, I am of the following opinion:

1.                                       The Indenture has been duly authorized, executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act; the Debentures have been duly authorized, executed, authenticated, issued and delivered, and are entitled to the benefits provided by the Indenture; and the Indenture and the Debentures constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                                       The Purchase Agreement has been duly authorized, executed and delivered by the Company.

3.                                       The statements set forth under the captions “Description of the Debentures” and “Underwriting (Conflicts of Interest)” in the final prospectus supplement, dated the date of the Purchase Agreement, included in the Prospectus, insofar as they purport to constitute a summary of the terms of the Indenture, the Debentures and the Purchase Agreement, are accurate in all material respects.

4.                                       The Company is not and, after giving effect to the offering and sale of the Debentures and the application of the proceeds thereof as described in the Prospectus, will not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940.

Except as specifically noted above, I have not myself checked the accuracy or completeness of or otherwise independently verified, and am not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and any amendment or supplement thereto. However, in the course of my review and discussion of the contents of the Registration Statement, the Base Prospectus, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto with certain officers and employees of the Company and its independent accountants, nothing has come to my attention that would cause me to believe that:

Ex. B-2

(i)                                     any part of the Registration Statement, at the time such Registration Statement or any such amendment or supplement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)                                  the Pricing Disclosure Package as of the Applicable Time (as defined in the Purchase Agreement) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)                               the Prospectus, as of the date of the Prospectus or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

I do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture.

I am admitted to the Bar of the State of New York only.  In rendering the foregoing opinion, I express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and The General Corporation Law of the State of Delaware.

I am delivering this opinion to you for your exclusive use solely in connection with the consummation by the Company of the transactions contemplated in the Purchase Agreement.  This opinion may be relied upon by you, your counsel and your successors in interest by means of merger, consolidation, transfer of a business or other similar transaction only in connection therewith, may not be relied upon by you for any other purpose or by anyone else (other than your counsel and your successors in interest by means of merger, consolidation, transfer of a business or other similar transaction) for any purpose, and may not be quoted, published or otherwise disseminated in whole or in part without my prior written consent.

Very truly yours,

Nancy Kane

Ex. B-3

Schedule A to Opinion of Nancy Kane, Esq.

4)              The Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

5)              The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012; and

6)              The Company’s Current Reports on Form 8-K filed with the Commission on May 14, 2012, May 15, 2012 (excluding the information furnished under Item 7.01), May 18, 2012, May 22, 2012, May 31, 2012, July 23, 2012, and August 15, 2012 (excluding the information furnished under Item 7.01).

Ex. B-4

EXHIBIT C

FORM OF CHIEF ACCOUNTING OFFICER CERTIFICATE

Certificate of the Chief Accounting Officer

August [    ], 2012

Reference is made to the comfort letter of PricewaterhouseCoopers LLP (“PwC”) dated August [    ], 2012.  Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in Schedule I(a) to the Purchase Agreement, dated August [    ], 2012, by and between Protective Life Corporation, a Delaware corporation (the “Company”), and the Representatives, relating to the offering of subordinated debentures (the “Offering”) of the Company, have asked the Company to supplement the information provided by PwC in its comfort letter.

I, Steven G. Walker, Senior Vice President, Controller and Chief Accounting Officer of the Company, hereby certify, on behalf of the Company, that:

1.                                       I, or persons under my supervision, have reviewed each of the numbers identified by the Representatives on the attached copy of certain pages from (a) the preliminary prospectus supplement dated August [    ], 2012 (which includes the accompanying prospectus dated June 29, 2011), relating to the Offering and forming part of the Registration Statement on Form S-3 (File No. 333-175224) filed by the Company under the Securities Act of 1933, as amended (the “Registration Statement”); (b) the attached Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August [    ], 2012; (c) the attached Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; (d) the attached Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; and (e) Exhibit 12 to the Current Report on Form 8-K filed with the SEC on August [    ], 2012, of which items (b) through (e) are incorporated by reference in the Registration Statement.

2.                                       I, or persons under my supervision, have verified each of the numbers as noted in such attached pages, by comparing such numbers to or recalculating such numbers from (a) a schedule prepared from our accounting or administrative records (including administration and valuation systems), (b) schedules, valuations or reconciliations prepared by an independent third party or (c) with respect to certain information with respect to third parties, documentation received from press releases from other companies or governmental organizations, and found the items to be in agreement after giving effect to aggregation or rounding, if applicable.  I, or persons under my supervision, have compared the amounts contained in the aforementioned filings to corresponding amounts appearing in the records, schedules, valuations, reconciliations or

Ex. C-1

documentation, and found such amounts to be in agreement after giving effect to aggregation or rounding, if applicable.

3.                                       It should be understood that I make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatements of the amounts listed above.  Further, I have addressed myself solely to the foregoing data as set forth in the Registration Statement and make no further representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

4.                                       This Certificate of the Chief Accounting Officer is solely for the information of the Representatives and the Underwriters and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the Offering.

[Signature Page Follows]

Ex. C-2

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Certificate of the Chief Accounting Officer as of the date first written above.

Very truly yours,

By:
	Name:	Steven G. Walker
	Title:	Senior Vice President, Controller and Chief Accounting Officer

Ex. C-3

ANNEX I(a)

FORM OF COMFORT LETTER

ANNEX I(b)

FORM OF BRING-DOWN COMFORT LETTER